EXHIBIT 77Q1(a)

The Trustees of MFS Government Securities Fund (the Fund), in an Amendment, dated March 1, 2006 to its Declaration of Trust, redesignated MFS Government Securities Fund as MFS Series Trust XIII and designated MFS Diversified Income Fund as a new series of the Trust, as filed in Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 3, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.


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